UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2009 (September 24, 2009)

Information Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33287	20-5261587
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, CT 06901

(Address of principal executive offices)

(203) 517-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)           On September 25, 2009, Information Services Group, Inc. (“ISG” or the “Company”) announced that Executive Vice President and Chief Financial Officer Frank Martell would be resigning effective October 5, 2009.

(c)           On September 25, 2009, the Company announced that David E. Berger, 52, has joined the Company and has been elected Executive Vice President and Chief Financial Officer of the Company effective October 5, 2009.  Mr. Berger was most recently Senior Vice President, Corporate Controller and Investor Relations with The Nielsen Company (“Nielsen”), a $5 billion global information and media company, where he spent more than eight years.  Prior to Nielsen, Mr. Berger was with Simon & Schuster (“S&S”) and Viacom for nine years, where he held a variety of financial positions including Senior Vice President of Finance and Controller of S&S. He was the lead on development and strategic initiatives; financial and operational matters; and managed a staff of over 200 financial professionals.  Mr. Berger is a graduate of the Wharton School of the University of Pennsylvania and earned his Masters of Business Administration from the University of Chicago.  A press release announcing the election of Mr. Berger was issued on September 25, 2009, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On September 24, 2009, Mr. Berger entered into an employment letter with the Company (the “Employment Letter”).  A copy of the Employment Letter is attached as Exhibit 10.1 and is incorporated herein by reference.  Pursuant to the Employment Letter, Mr. Berger will receive a base salary of $550,000 and a target Annual Incentive Plan (“AIP”) bonus opportunity of $350,000 for 2010.  For 2010, the AIP will be guaranteed at $350,000 so long as Mr. Berger remains employed through December 31, 2010.  In addition, pursuant to the 2007 Information Services Group, Inc. Equity Incentive Plan, Mr. Berger has been granted 125,000 ISG Restricted Stock Units that will vest ratably over four years pursuant to the Company’s standard award agreement (time-based), which required Mr. Berger to execute the Company’s standard restrictive covenant agreement.  Forms of the restricted stock unit award agreement (time-based) and restrictive covenant award agreement are attached as Exhibits 10.2 and 10.3 respectively, and are incorporated herein by reference.  Also, pursuant to the Employment Letter, Mr. Berger is required to purchase 125,000 shares of ISG common stock during the trading period permitted by ISG’s Insider Trading Policy following the release of ISG’s third quarter earnings.  Finally, Mr. Berger entered into a severance agreement with the Company, which provides for a severance payment equal to the sum of Mr. Berger’s base salary and target AIP, in the event Mr. Berger’s employment is terminated by the Company without “cause” or by Mr. Berger as a result of “good reason.”  A copy of the severance agreement is attached as Exhibit 10.4 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibit.

10.1         Employment Letter for David Berger, dated as of September 24, 2009

10.2         Form of Restricted Stock Unit Award Agreement (Time-Based)

10.3         Form of Restrictive Covenant Agreement

10.4         Severance Agreement for David Berger, effective as of October 5, 2009

99.1         Press Release dated September 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2009	INFORMATION SERVICES GROUP, INC.

	By:	/s/ Michael P. Connors
Michael P. Connors
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Letter for David Berger, dated as of September 24, 2009

10.2	Form of Restricted Stock Unit Award Agreement (Time-Based)

10.3	Form of Restrictive Covenant Agreement

10.4	Severance Agreement for David Berger, effective as of October 5, 2009

99.1	Press Release dated September 25, 2009